ACQUISITION AND

SHARE EXCHANGE AGREEMENT

by and between

Standard Drilling, Inc.

a Nevada corporation,

on the one hand

and

The E-Factor Corp.

a Delaware corporation

and certain of its Shareholders

on the other hand

ACQUISITION AND SHARE EXCHANGE AGREEMENT

This Acquisition and Share Exchange Agreement (the “Agreement”) dated as of February 1, 2013, is made by and among Standard Drilling, Inc., a Nevada corporation (the “Corporation” or “SDI”), David S. Rector, an individual and sole officer and director of SDI (“Rector”), The E-Factor Corp., a Delaware corporation (“EFactor”), and certain shareholders of EFactor (each a “Shareholder” and collectively the “Shareholders”) who are the owners of approximately 70% of the outstanding common stock of  EFactor as listed on Exhibit A, attached hereto.

BACKGROUND

A.

WHEREAS, the Shareholders own the issued and outstanding common stock of EFactor as set forth in Exhibit A attached hereto; and

B.

WHEREAS, SDI desires to exchange newly issued shares of its common stock and its Series A Preferred Stock, $0.001 par value, for the issued and outstanding capital stock of EFactor held by the Shareholders, thereby making EFactor a majority-owned subsidiary of SDI; and

C.

WHEREAS, the Shareholders have agreed to transfer to SDI, and SDI has agreed to acquire from the Shareholders, the issued and outstanding capital stock of EFactor owned by the Shareholders, in exchange for in exchange for: (i) 50,000,000 shares of SDI’s Common Stock, (ii) 5,000,000 shares of a yet to be created series of SDI’s Preferred Stock to be entitled the “Series A Convertible Preferred Stock” with the rights and preferences in the Certificate of Designation attached hereto as Exhibit B, and (iii) additional shares of SDI’s common stock after SDI effects a 40-for-1 reverse stock split as set forth on Exhibit A (together, the “Acquisition Consideration”), on the terms and conditions as set forth herein.

ARTICLE 1.

DEFINITIONS

1.1

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

“Acquired Companies” means, collectively, EFactor and any subsidiary of EFactor.

“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

“Agreement” means this Acquisition and Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Acquisition and Share Exchange Agreement may be from time to time amended, modified or supplemented.

“Approved Plans” means any stock option or similar plan for the benefit of employees or others which has been approved by the stockholders of SDI.

“Closing Date” has the meaning set forth in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Common stock, $0.001 par value per share, of SDI.

“Commission” or “SEC” means the Securities and Exchange Commission of the United States of America.

“Covered Persons” means all Persons, other than SDI, who are parties to indemnification and employment agreements with SDI existing on or before the Closing Date.

“Damages” has the meaning set forth in Section 12.2.

“Environmental Laws” means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

“Environmental Permit” means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

“Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

“Exhibits” means the several exhibits referred to and identified in this Agreement.

“GAAP” means, with respect to any Person, Accounting Principles Generally Accepted in the United States of America applied on a consistent basis with such Person's past practices.

“Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

“Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

“Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

“Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

“Material Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the type and nature that SDI is required to file with the Commission.

“Material Adverse Effect” means, when used with respect to SDI or EFactor, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of SDI or EFactor, as the case may be, in each case taken as a whole or (b) materially impair the ability of SDI or EFactor, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which SDI or EFactor, as the case may be, operate.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

“Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and material men and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

“Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

“Principal SDI Shareholders” means any shareholder of SDI, pre-Closing, that owns more than 10% of the outstanding common stock of SDI, or is an officer or director of SDI.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

“Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

”Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

“SEC Documents” has the meaning set forth in Section 6.26.

“Section 4(2)” means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

“Survival Period” has the meaning set forth in Section 12.1.

“Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

“Tax Group” means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which SDI is now or was formerly a member.

“Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

“SDI Board” means the Board of Directors of SDI.

“SDI” means Standard Drilling, Inc.

“SDI Common Shares” means shares Common Stock of SDI.

“SDI Preferred Shares” means shares of Series A Convertible Preferred Stock of SDI.

ARTICLE 2.

EXCHANGE OF SHARES AND ACQUISITION CONSIDERATION

2.1

Share Exchange.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with any and all applicable state Laws, the Shareholder will transfer, assign, convey, and set over unto SDI, and SDI will receive and accept from the Shareholder, all of the issued and outstanding shares of EFactor owned by the Shareholders, which constitutes approximately 70% of the ownership interest in EFactor, free and clear of any Lien, in exchange for the Acquisition Consideration, as defined in Recital C, above.

2.2

Section 368 Reorganization. For U.S. federal income tax purposes, the exchange of EFactor Shares for Shares for SDI's Common Stock is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

2.3

Directors and Officers of SDI at Closing. Simultaneously with the Closing of the transactions contemplated by this Agreement, which shall not occur before ten (10) days has passed since SDI filed a Schedule 14f-1 with the Commission and was mailed to SDI’s shareholders of record the current directors of SDI shall appoint, Adriaan Reinders, Marion Freijsen, James Earl Solomon, and Thomas Trainer to SDI’s Board of Directors, and Adriaan Reinders as SDI’s President, Marion Freijsen

as SDI’s Chief Operating Officer, Marion Freijsen as SDI’s Secretary, and R. Nickolas Jones as SDI’s Chief Financial Officer.

2.4

Creditor Shares.  In addition to the Acquisition Consideration and in connection with with the Closing of the transactions contemplated by this Agreement, SDI shall issue 6,500,000 shares of its common stock to David S. Rector (“Rector”), SDI’s sole officer and director, and 3,500,000 to Patrick Gilmoure (“Gilmoure” and together with Rector, the “Creditors”), in exchange for services rendered to SDI prior to the Closing (together the “Creditor Shares”).  In exchange for the Creditor Shares, the Creditors will each issue a Debt Forgiveness and Release in the form attached hereto as Exhibit C.

2.5

Accounts Payable.  The Parties acknowledge SDI’s accounts payable listed on Schedule 6.24, and E-Factor’s new management listed in Section 2.3 agree that such accounts payable will be paid off within 45 days after closing.

ARTICLE 3.

CLOSING

3.1

Closing. The closing (the “Closing”) of the share exchange will occur at the offices of Taylor & Associates in Salt Lake City, Utah, on or before January 31, 2013 (or at such later date as all of the closing conditions set forth in Sections 9 and 10 have been satisfied or waived) (the “Closing Date”). At the Closing, the Shareholders will deliver to SDI, certificate(s) evidencing the number of Shares of Common Stock of EFactor held by such Shareholder (as set forth in Exhibit A), along with executed stock powers transferring such EFactor shares to SDI, against delivery to the Shareholders by SDI of certificates evidencing part of the Acquisition Consideration, namely 50,000,000 shares of SDI’s Common Stock and 5,000,000 shares of a yet to be created series of SDI’s Preferred Stock to be entitled the “Series A Convertible Preferred Stock” registered in the name of the Shareholders, in the amounts set forth on Exhibit A.

3.2

Report Form 8-K Filing.  Within four (4) business days of the Closing, new management of SDI shall file a Current Report on Form 8-K with the Commission reporting the acquisition of EFactor by SDI.

3.3

EFactor Financial Statements.  Within the time prescribed in Item 9.01 of Form 8-K, EFactor shall provide such financial statements for the filing of a Report on Form 8-K, as required therein.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

4.1

Each Shareholder, severally and not jointly, hereby represents and warrants to SDI:

4.1.1

Authority. Such Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Shareholder is a party, and to perform such Shareholder's obligations under this Agreement and each of the Transaction Documents to which such Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which such Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Shareholder, this Agreement is, and as of the Closing each of the Transaction Documents to which such Shareholder is a party will have been, duly authorized, executed and delivered by such Shareholder and constitute or will constitute the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.1.2

No Conflict. Neither the execution or delivery by such Shareholder of this Agreement or any Transaction Document to which such Shareholder is a party, nor the consummation or performance by such Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organization Documents of such Shareholder (if such Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholder is a party or by which the properties or assets of such Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Shareholder, or any of the properties or assets of such Shareholder, may be subject.

4.1.3

Ownership of EFactor Shares. Such Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to SDI pursuant to this Agreement, such Shareholder's shares in EFactor, free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Shareholder is a party or by which such Shareholder is bound with respect to the issuance, sale, transfer, voting or registration of the EFactor Shares. At the Closing, SDI will acquire good, valid and marketable title to such Shareholder's EFactor shares free and clear of any and all Liens.

4.1.4

Litigation. There is no pending Proceeding against such Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.1.5

No Brokers or Finders.  Except as disclosed in Schedule 4.1.5, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Shareholder will indemnify and hold SDI harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2

Investment Representations.  Each Shareholder hereby represents and warrants to SDI as follows:

4.2.1

Acknowledgment.  Shareholder understands and agrees that Acquisition Consideration has not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of Acquisition Consideration is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

4.2.2

Status. By its execution of this Agreement, the represents and warrants to SDI that such Shareholder is a sophisticated investor, familiar with SDI’s company and business. The Shareholder understands that Acquisition Consideration is being offered and sold to such Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth in this Agreement, in order that SDI may determine the applicability and availability of the exemptions from registration of the Acquisition Consideration on which SDI is relying.

4.2.3

Stock Legends.

(a)

Shareholder understands and agrees that the certificates evidencing Acquisition Consideration issued to Shareholder will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO SDI AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)

Other Legends. The certificates representing such Acquisition Consideration, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES BY EFACTOR

EFactor represents and warrants to SDI as follows:

5.1

Organization and Qualification.  EFactor is duly incorporated and validly existing under the laws of the State of Delaware, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, either (i) have a material adverse effect on the business, assets or financial condition of EFactor, or (ii) materially impair the ability of EFactor and the Shareholder each to perform their material obligations under this Agreement (any of such effects or impairments, a “Material Adverse Effect”).  EFactor is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth on Schedule 5.1 is a list of those jurisdictions in which EFactor presently conducts its business, owns, holds and operates its properties and assets.

5.2

Subsidiaries.  Except as set forth on Schedule 5.2, EFactor does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3

Articles of Incorporation and Bylaws. The copies of the Articles of Incorporation of EFactor (the “Organizational Documents”) that have been delivered to SDI prior to the execution of this Agreement are true and complete and have not been amended or repealed.  EFactor is not in violation or breach of any of the provisions of the Organizational Documents, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

5.4

Authorization and Validity of this Agreement. The execution, delivery and performance by EFactor of this Agreement and the recording of the transfer of the Shareholder’s EFactor shares are within EFactor's corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board or Shareholders of EFactor any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government that has not been validly and lawfully obtained, filed or registered, as the case may be, except for those that, if not obtained or made would not have a Material Adverse Effect.

5.5

No Violation. None of the execution, delivery or performance by EFactor of this Agreement or any other agreement or instrument contemplated hereby to which EFactor is a party, nor the consummation by EFactor of the transactions contemplated hereby will violate any provision of the Organizational Documents, or violate or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any Lien under, any agreement or instrument to which EFactor is a party or by which EFactor is or will be bound or subject, or violate any laws.

5.6

Binding Obligations. Assuming this Agreement has been duly and validly authorized, executed and delivered by SDI and the Shareholders, this Agreement is, and as of the Closing each other agreement or instrument contemplated hereby to which EFactor is a party, will have been duly authorized, executed and delivered by EFactor and will be the legal, valid and binding Agreement of EFactor and is enforceable against EFactor in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7

Capitalization and Related Matters.

5.7.1

Capitalization. The authorized capital stock of EFactor consists of (a) 10,000,000 shares of Common Stock, of which 9,627,339 shares are issued and outstanding.  Except as set forth in Schedule 5.7.1, there are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating EFactor to issue any shares of its Common Stock or any other Equity Security of EFactor.  All issued and outstanding shares of EFactor's capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

5.7.2

No Redemption Requirements. Except as set forth in Schedule 5.7.2, there are no outstanding contractual obligations (contingent or otherwise) of EFactor to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, EFactor or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

5.7.3

Duly Authorized. Upon delivery to SDI of certificates representing the EFactor shares in accordance with the terms of this Agreement, said shares will have been validly issued and fully paid and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens set forth on Schedule 5.7.3 or that might have been created by SDI and restrictions on transfer imposed by this Agreement and the Securities Act.

5.8

Shareholders.  Exhibit A contains a true and complete list of the names and addresses of the record and beneficial holders of the Shareholders.  Except as expressly provided in this Agreement, no Holder of Shares or any other security of EFactor or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise. There is no voting trust, agreement or arrangement among any of the Holders of any Equity Securities of EFactor affecting the exercise of the voting rights of any such Equity Securities.

5.9

Compliance with Laws and Other Instruments.  Except as would not have a Material Adverse Effect, the business and operations of EFactor have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities.  Except as set forth on Schedule 5.9 or would not have a Material Adverse Effect, EFactor is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which EFactor is a party or by which any of EFactor's properties, assets or rights are bound or affected. To the knowledge of EFactor, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which EFactor is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof.  EFactor is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of EFactor, any event or circumstance relating to EFactor that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits EFactor from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.10

Certain Proceedings. Except as disclosed on Schedule 5.10, There is no pending Proceeding that has been commenced against EFactor and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To EFactor's knowledge, no such Proceeding has been threatened.

5.11

No Brokers or Finders. Except as disclosed on Schedule 5.11, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against EFactor for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and EFactor will indemnify and hold SDI harmless against any liability or expense arising out of, or in connection with, any such claim.

5.12

Title to and Condition of Properties. EFactor owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of EFactor as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on EFactor. The material buildings, plants, machinery and equipment necessary for the conduct of the business of EFactor as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

5.13

Board Recommendation. The Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of EFactor's Shareholders.

ARTICLE 6.

REPRESENTATIONS AND WARRANTIES OF SDI AND RECTOR

SDI and Rector, represent and warrant to the Shareholders and EFactor as follows:

6.1

Organization and Qualification.  SDI is duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect.  SDI has made all filings with the state of Nevada that might be required.  SDI is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 6.1 sets forth a true, correct and complete list of each jurisdiction of organization and each other jurisdiction in which SDI presently conducts its business or owns, holds and operates its properties and assets.

6.2

Subsidiaries. Except as set forth on Schedule 6.2, SDI does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

6.3

Organizational Documents. True, correct and complete copies of the Organizational Documents of SDI have been delivered to EFactor prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents.  SDI is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

6.4

Authorization. SDI has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which SDI is a party, to consummate the transactions contemplated by this

Agreement and each of the Transaction Documents to which SDI is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which SDI is a party. The execution, delivery and performance by SDI of this Agreement and each of the Transaction Documents to which SDI is a party have been duly authorized by all necessary corporate action and do not require from SDI Board or the stockholders of SDI any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by SDI of this Agreement and each of the Transaction Documents to which SDI is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than such customary filings with the Commission for transactions of the type contemplated by this Agreement, if required.

6.5

No Violation. Neither the execution or delivery by SDI of this Agreement or any Transaction Document to which SDI is a party, nor the consummation or performance by SDI of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of any SDI Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which any SDI Company is a party or by which the properties or assets of SDI are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which SDI, or any of the properties or assets owned or used by  SDI, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by SDI or that otherwise relate to the business of, or any of the properties or assets owned or used by,  SDI, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

6.6

Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than SDI, this Agreement has been, and as of the Closing each of the Transaction Documents to which SDI is a party will be, duly authorized, executed and delivered by SDI and constitutes or will constitute, as the case may be, the legal, valid and binding obligations of SDI, enforceable against SDI in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

6.7

Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholders contained in Section 4, the issuance of SDI Shares pursuant to this Agreement are and will be (a) exempt from the registration and prospectus delivery requirements of the Securities Act, and (b) accomplished in conformity with all applicable federal securities laws.

6.8

Capitalization and Related Matters.

6.8.1

Capitalization. The authorized capital stock of SDI consists of 100,000,000 shares of Common Stock, $0.001 Par Value of which 33,458,880 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.001 Par Value, none of which are issued and outstanding.  A class of preferred stock entitled the Series A Convertible Preferred Stock will be created in connection with the Closing of the transaction contemplated herein.  All issued and outstanding shares of SDI's Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. On the Closing Date, SDI will have sufficient authorized and unissued SDI's Common Stock to consummate the transactions contemplated hereby. Except as disclosed in Schedule 6.8.1, there are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require SDI to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of SDI. The issuance of all of the shares of SDI's Common Stock described in this Section 6.8.1 have been in compliance with U.S. federal securities laws.

6.8.2

No Redemption Requirements. Except as set forth in Schedule 6.8.2 or in the SEC Documents, there are no outstanding contractual obligations (contingent or otherwise) of SDI to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, SDI or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

6.8.3

Duly Authorized. The issuance of SDI Shares has been duly authorized and, upon delivery to the Shareholders of certificates therefore in accordance with the terms of this Agreement, SDI Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act or any lock-up agreements.

6.8.4

Subsidiaries.  Schedule 6.8.4 sets forth a complete list of subsidiaries of SDI, if any. And, the capitalization of each SDI Subsidiary, if any, is as set forth on Schedule 6.8.4. The issued and outstanding shares of capital stock of each SDI Subsidiary set forth on such schedule have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and constitute all of the issued and outstanding capital stock of such SDI Subsidiary. The owners of the shares of each of SDI Subsidiaries set forth on Schedule 6.8.4 own, and have good, valid and marketable title to, all shares of capital stock of such Subsidiaries. There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require any of SDI Subsidiaries to issue, sell or otherwise cause to become outstanding any of its respective authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of any of SDI Subsidiaries. None of the outstanding shares of capital stock of any of SDI Subsidiaries has been issued in violation of any rights of any Person or in violation of any Law.

6.9

Compliance with Laws. Except as would not have a Material Adverse Effect, to the best knowledge of Rector and SDI, the business and operations of SDI have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, SDI has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting SDI and, to the knowledge of SDI, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, SDI is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of SDI, any event or circumstance relating to SDI that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits SDI from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10

Certain Proceedings.  To the best knowledge of Rector and SDI, there is no pending Proceeding that has been commenced against SDI and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of SDI, no such Proceeding has been threatened.

6.11

No Brokers or Finders. Except as disclosed in Schedule 6.11, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against any SDI Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and SDI will indemnify and hold EFactor harmless against any liability or expense arising out of, or in connection with, any such claim.

6.12

Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.12, to the best knowledge of Rector and SDI, SDI has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to SDI) arising out of any transaction entered into at or prior to the Closing or any act or omission at or prior to the Closing, except to the extent set forth on or reserved against on SDI Balance Sheet. Except as set forth on Schedule 6.12, SDI has not incurred any liabilities or obligations under agreements entered into, in the usual and ordinary course of business since November 30, 2010. Notwithstanding the foregoing, all liabilities will be discharged prior to or at the Closing so that, at the Closing, SDI will have no direct, contingent or other obligations of any kind or any commitment or contractual obligations of any kind and description.

6.13

Changes. Except as set forth on Schedule 6.13, SDI has not since September 30, 2012, unless properly disclosed in the SEC Documents:

6.13.1

Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

6.13.2

Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

6.13.3

Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

6.13.4

Liens. Created or permitted to exist any Lien on any material property or asset of SDI Companies, other than Permitted Liens;

6.13.5

Capital Stock. Except as set forth on Schedule 6.13.5, issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization (except by way of amended Certificate of

Incorporation) whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

6.13.6

Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

6.13.7

Material Contracts. Terminated or modified any Material Contract, except for termination upon expiration in accordance with the terms thereof;

6.13.8

Claims. Released, waived or cancelled any claims or rights relating to or affecting SDI in excess of $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of $10,000 in the aggregate;

6.13.9

Discharged Liabilities. Except as set forth on Schedule 6.13.9, paid, discharged or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

6.13.10

Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of $5,000 in the aggregate, other than professional fees (as indicated in Schedule 6.13.10);

6.13.11

Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

6.13.12

Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

6.13.13

Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

6.13.14

Agreements. Except as set forth on Schedule 6.13.14, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

6.14

Material Contracts. Except to the extent already filed with the SEC Documents, (and available on its “Edgar” database) SDI has made available to EFactor, prior to the date of this Agreement, true, correct and complete copies of each written Material Contract, including each amendment, supplement and modification thereto.

6.14.1

No Defaults. Each Material Contract is a valid and binding agreement of SDI that is party thereto, and is in full force and effect. Except as would not have a Material Adverse Effect, SDI is not in breach or default of any Material Contract to which it is a party and, to the knowledge of SDI, no other party to any Material Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Contract or (b) permit SDI or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract. No Company has received notice of the pending or threatened cancellation, revocation or termination of any Material Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Contract.

6.15

Employees.

6.15.1

Except as set forth on Schedule 6.15.1, SDI has no employees, independent contractors or other Persons providing research or other services to them. Except as would not have a Material Adverse Effect, SDI is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing. SDI is liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws for any amounts earned or accrued prior to Closing.

6.15.2

No director, officer or employee of SDI is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of SDI or (b) the ability of SDI to conduct its business. Except as set forth on Schedule 6.15.2, each employee of each SDI is employed on an at-will basis and SDI has no contract with any of its employees which would interfere with SDI's ability to discharge its employees.

6.16

Tax Audits.

6.16.1

Tax Returns and Liabilities. Except as set forth on Schedule 6.16.1, SDI is current and has filed all required federal income tax returns and state income tax returns and is current with its State of Nevada franchise taxes.  As of Closing, there shall be no taxes of any kind due or owing.  SDI and Rector agree to assist the Shareholders with the preparation of SDI’s tax returns by providing any information reasonably needed by the preparer of the tax returns.  There are no Liens or known material liabilities with respect to Taxes on SDI's property or assets other than Permitted Liens; and  there are no Tax rulings, requests for rulings, or closing agreements relating to SDI for any period (or portion of a period) that would affect any period after the date hereof. SDI has suffered losses and no taxes are due.

6.16.2

No Adjustments, Changes.  Neither SDI or any other Person on behalf of SDI (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

6.16.3

No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of SDI, nor is any such claim or dispute pending or contemplated.  SDI has filed all federal, state and other tax returns required to be filed by it since inception and has or will at Closing delivered to EFactor true, correct and complete copies of all Tax Returns, if any, examination reports and statements of deficiencies assessed or asserted against or agreed to by SDI since their inception and any and all correspondence with respect to the foregoing.

6.16.4

Not a U.S. Real Property Holding Corporation. SDI is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

6.16.5

No Tax Allocation, Sharing. SDI is not a party to any Tax allocation or sharing agreement. SDI (a) has not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law), and (b) has no liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

6.16.6

No Other Arrangements.  SDI is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. SDI Companies are not “consenting corporations” within the meaning of Section 341(f) of the Code. SDI Companies do not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code.  SDI has no outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, SDI has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. EFactor is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

6.17

Material Assets. The financial statements of SDI set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by SDI.

6.18

Insurance Coverage. SDI has made available to EFactor, prior to the date of this Agreement, true, correct and complete copies of any insurance policies maintained by SDI Company on its properties and assets. Except as would not have a Material Adverse Effect, all of such policies (a) taken together, provide adequate insurance coverage for the properties, assets and operations of SDI for all risks normally insured against by a Person carrying on the same business as SDI, and (b) are sufficient for compliance with all applicable Laws and Material Contracts.  Except as would not have a Material Adverse Effect, all of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement.  Except as set forth on Schedule 6.18, SDI has not received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.  All premiums due on such insurance policies on or prior to the date hereof have been paid. There are no pending claims with respect to SDI or its properties or assets under any such insurance policies, and there are no claims as to which the insurers have notified SDI that they intend to deny liability. There is no existing default under any such insurance policies.

6.19

Litigation; Orders. Except as set forth on Schedule 6.19, to the best knowledge of Rector and SDI, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of SDI, threatened against or affecting SDI or any properties, assets, business or employees. To the knowledge of SDI, there is no fact that might result in or form the basis for any such Proceeding.  SDI is not subject to any Orders.

6.20

Licenses. Except as would not have a Material Adverse Effect, each SDI possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for SDI to engage in its business as currently conducted and to permit SDI to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “SDI Permits”).  SDI has not has received notice from any Governmental

Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for SDI to engage in its business as currently conducted and to permit SDI to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  Except as would not have a Material Adverse Effect, SDI Permits are valid and in full force and effect.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any SDI Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any SDI Permit.  SDI has not has received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any SDI Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any SDI Permit. All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such SDI Permits have been duly made on a timely basis with the appropriate Persons. All SDI Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

6.21

Interested Party Transactions. Except as disclosed in Schedule 6.21, no officer, director or stockholder of SDI or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by SDI, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish SDI any goods or services; or (2) a beneficial interest in any contract or agreement to which SDI is a party or by which it may be bound or affected.

6.22

Governmental Inquiries. SDI has provided to EFactor a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by SDI from any Governmental Authority, and the applicable SDI’s response thereto, and each material written statement, report or other document filed by SDI with any Governmental Authority, except for those available on the Securities and Exchange Commission EDGAR database.

6.23

Intellectual Property.  Except as set forth on Schedule 6.23, SDI does not own, use or license any Intellectual Property in its business as presently conducted, except as set forth in the SEC Documents.

6.24

Material Liabilities.  Except as set forth on Schedule 6.24, SDI does not have any material liabilities and/or accounts payable..

6.25

Title to and Condition of Properties. Except as would not have a Material Adverse Effect, each SDI Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of each SDI Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

6.26

SEC Documents; Financial Statements. SDI has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as SDI was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents”) and, while not having filed all such SEC Documents prior to the expiration of any extension(s), is nevertheless current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which SDI is a party or to which the property or assets of SDI are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of SDI included in the SEC Documents comply in all material respects with applicable accounting requirement and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of SDI as at the dates thereof and the results of its operations and cash flows for the periods then ended. SDI's Common Stock is listed on OTC Markets in the “OTCQB” tier, under the symbol “STDR” and SDI is not aware of any facts which would make SDI's Common Stock ineligible for continued quotation on OTC Markets.

6.27

Stock Option Plans; Employee Benefits.

6.27.1

Set forth on Schedule 6.27.1 is a complete list of all stock option plans providing for the grant by SDI of stock options to directors, officers or employees. Except as disclosed on Schedule 6.27.1, all such stock option plans are Approved Plans.

6.27.2

None of SDI Companies has any employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided such SDI Company.

6.27.3

Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of SDI, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from SDI, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of SDI provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of SDI.

6.28

Environmental and Safety Matters. Except as set forth on Schedule 6.28 and except as would not have a Material Adverse Effect and to the best knowledge of Rector and SDI:

6.28.1

Each SDI Company has at all times been and is in compliance with all Environmental Laws applicable to such SDI Company.

6.28.2

There are no Proceedings pending or threatened against any SDI Company alleging the violation of any Environmental Law or Environmental Permit applicable to such SDI Company or alleging that SDI is a potentially responsible party for any environmental site contamination.

6.28.3

Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to any SDI Company.

6.29

Money Laundering Laws. The operations of SDI Companies are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving any SDI Company with respect to the Money Laundering Laws is pending or, to the knowledge of SDI, threatened.

6.30

Board Recommendation. SDI Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of SDI's stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

ARTICLE 7.

COVENANTS OF EFACTOR AND THE SHAREHOLDERS

7.1

Access and Investigation. Between the date of this Agreement and the Closing Date, EFactor will, and will cause each Company Subsidiary to, (a) afford SDI and its agents, advisors and attorneys during normal business hours, full and free access to Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish SDI and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as SDI may reasonably request, and (c) furnish SDI and its agents, advisors and attorneys with such additional financial, operating, and other data and information as SDI may reasonably request.

7.2

Operation of the Business of EFactor.

7.2.1

Between the date of this Agreement and the Closing Date, EFactor will, and will cause each Company Subsidiary to:

(a) conduct its business only in the ordinary course of business;

(b) use its best efforts to preserve intact its current business organization and

business relationships, including, without limitation, relationships with suppliers,   customers, landlords, creditors, officers, employees and agents; and

(c) otherwise report periodically to SDI concerning the status of its business, operations, and finances.

7.3

No Transfers of Capital Stock.

7.3.1

Between the date of this Agreement and the Closing Date, the Shareholders shall not assign, transfer, mortgage, pledge or otherwise dispose of any or all of the Shares (or any interest therein) or grant any Person the option or right to acquire such Shares (or any interest therein).

7.3.2

Between the date of this Agreement and the Closing Date, EFactor shall not, and shall cause each Company Subsidiary not to, assign, transfer, mortgage, pledge or otherwise dispose of any or all of the capital stock of any Acquired Company (or any interest therein) or grant any Person the option or right to acquire the capital stock of any Acquired Company (or any interest therein).

7.4

Required Filings and Approvals.

7.4.1

As promptly as practicable after the date of this Agreement, EFactor will, and will cause each Company Subsidiary to, make all filings required to be made by it in order to consummate the transactions contemplated by this Agreement, if applicable. Between the date of this Agreement and the Closing Date, EFactor will, and will cause each Company Subsidiary to, (a) cooperate with SDI with respect to all filings that SDI elects to make or is required to make in connection with the transactions contemplated by this Agreement, and (b) cooperate with SDI in obtaining any consents or approvals required to be obtained by SDI in connection herewith.

7.5

Notification. Between the date of this Agreement and the Closing Date, EFactor and the Shareholders will promptly notify SDI in writing if EFactor, the Shareholders or any Company Subsidiary becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of EFactor or the Shareholders, as the case may be, as of the date of this Agreement, or if EFactor, any Shareholder or any Company Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, EFactor or the Shareholders, as the case may be, will promptly deliver to SDI a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of SDI set forth herein, including the right of SDI to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, EFactor and the Shareholders will, and will cause each Company Subsidiary to, promptly notify SDI of the occurrence of any breach of any covenant of EFactor or the Shareholders in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

7.6

Closing Conditions. Between the date of this Agreement and the Closing Date, each of EFactor and the Shareholders will use its commercially reasonable efforts to cause the conditions in Section 9 to be satisfied.

ARTICLE 8

COVENANTS OF SDI AND RECTOR

8.1

Access and Investigation. Between the date of this Agreement and the Closing Date, SDI and Rector will, and will cause each of SDI Subsidiaries to, (a) afford EFactor and its agents, advisors and attorneys during normal business hours full and free access to each SDI Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish EFactor and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as EFactor may reasonably request, and (c) furnish EFactor and its agents, advisors and attorneys with such additional financial, operating, and other data and information as EFactor may reasonably request.

8.2

Operation of the Business of SDI. Between the date of this Agreement and the Closing Date, SDI and Rector will, and will cause each of SDI Subsidiaries to:

8.2.1

conduct its business only in the ordinary course of business;

8.2.2

use its best efforts to preserve intact the current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents;

8.2.3

obtain the prior written consent of EFactor prior to taking any action of the type specified in Section 6.13 or entering into any Material SDI Contract;

8.2.4

confer with EFactor concerning operational matters of a material nature; and

8.2.5

otherwise report periodically to EFactor concerning the status of its business, operations, and finances.

8.3

Required Filings and Approvals.

8.3.1

As promptly as practicable after the date of this Agreement, SDI will, and will cause each of SDI Subsidiaries to, make all filings legally required to be made by it to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, SDI will cooperate with EFactor with respect to all filings that EFactor is legally required to make in connection with the transactions contemplated hereby.

8.4

No Issuances of Capital Stock.

8.4.1

Between the date of this Agreement and the Closing Date, SDI shall not issue or agree to issue any of its securities, including, but not limited to its common stock and preferred stock (or any interest therein) or grant any Person the option or right to acquire such securities (or any interest therein).

8.4.2

Between the date of this Agreement and the Closing Date, SDI shall not, and shall cause each Company Subsidiary not to, assign, transfer, mortgage, pledge or otherwise dispose of any or all of the capital stock of any Acquired Company (or any interest therein) or grant any Person the option or right to acquire the capital stock of any Acquired Company (or any interest therein).

8.5

Notification. Between the date of this Agreement and the Closing Date, SDI and Rector will promptly notify EFactor and the Shareholders in writing if SDI or Rector become aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of SDI, as of the date of this Agreement, or if SDI or Rector becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, SDI and Rector will promptly deliver to EFactor and the Shareholders a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the Shareholders set forth herein, including the right of the Shareholders to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, SDI and Rector will promptly notify EFactor and the Shareholders of the occurrence of any breach of any covenant of SDI in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in Section 10 impossible or unlikely.

8.6

Closing Conditions. Between the date of this Agreement and the Closing Date, SDI and Rector will use commercially reasonable efforts to cause the conditions in Section 10 to be satisfied.

8.7

Indemnification and Insurance.

8.7.1

SDI and Rector shall to the fullest extent permitted under applicable Law or its Organizational Documents, indemnify and hold harmless, each present and former director, officer or employee of SDI or any SDI Subsidiary (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Proceeding (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date, to the same extent as provided in SDI's Organizational Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six months after the Closing Date. In the event of any such Proceeding (whether arising before or after the Closing Date), (i) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be reasonably satisfactory to SDI, (ii) after the Closing Date, SDI and Rector shall pay the reasonable fees and expenses of such counsel, promptly after statements therefore are received, provided that the Indemnified Parties shall be required to reimburse SDI and Rector for such payments in the circumstances and to the extent required by SDI's Organizational Documents, any applicable contract or agreement or applicable Law, and (iii) SDI and Rector will cooperate in the defense of any such matter; provided, however, that SDI and Rector shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-month period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

8.7.2

This Section 8.7 shall survive the consummation of the transactions contemplated by this Agreement at the Closing Date, is intended to benefit the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of SDI and Rector and shall be enforceable by the Indemnified Parties and the Covered Persons.

8.8

Rule 144 Reporting. With a view to making available to SDI's stockholders the benefit of certain rules and regulations of the Commission which may permit the sale of SDI Common Stock to the public without registration, from and after the Closing Date, SDI agrees to:

8.8.1

Make and keep public information available, as those terms are understood and defined in Rule 144;

8.8.2

File with the Commission, in a timely manner, all reports and other documents required of SDI under the Exchange Act; and

8.8.3

Not object or interfere with a valid legal opinion submitted by an attorney or law firm with substantial industry experience for the removal of any restrictive legend stated on the share certificates owned by Rector.

8.9

SEC Documents. From and after the Closing Date, in the event the Commission notifies SDI of its intent to review any SEC Document filed prior to Closing or SDI receives any oral or written comments from the Commission with respect to any SEC Document filed prior to Closing, SDI shall promptly notify SDI Shareholders and SDI Shareholders shall fully cooperate with SDI.

ARTICLE 9

CONDITIONS PRECEDENT TO SDI'S

OBLIGATION TO CLOSE

SDI's obligation to acquire the Shares and to take the other actions required to be taken by SDI at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by SDI, in whole or in part):

9.1

Accuracy of Representations. The representations and warranties of EFactor and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of EFactor and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

9.2

Performance by EFactor and Shareholders.

9.2.1

All of the covenants and obligations that EFactor and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

9.2.2

Each document required to be delivered by EFactor and the Shareholders pursuant to this Agreement at or prior to Closing must have been delivered.

9.3

No Force Majeure Event. Since January 25, 2013, there shall not have been any delay, error, failure or interruption in the conduct of the business of any Acquired Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.4

Certificate of Officer. EFactor will have delivered to SDI a certificate, dated the Closing Date, executed by an officer of EFactor, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2 and 9.3.

9.5

[Reserved]..

9.6

Consents.

9.6.1

All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by EFactor and/or the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by EFactor or the Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on EFactor or SDI.

9.6.2

Deliberately Deleted

9.7

Documents. EFactor and the Shareholders must have caused the following documents to be delivered to SDI:

9.7.1

share certificates evidencing the number of Shares held by each Shareholder (as set forth in Exhibit A), along with executed stock powers transferring such Shares to SDI;

9.7.2

a Officer’s Certificate of EFactor, dated the Closing Date, certifying attached copies of (A) the Organizational Documents of EFactor and each Company Subsidiary, (B) the resolutions of EFactor Board and the Shareholders approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of EFactor signing this Agreement and any other agreement or instrument contemplated hereby to which EFactor is a party;

9.7.3

each of the Transaction Documents to which EFactor and/or the Shareholders is a party, duly executed; and

9.7.4

such other documents as SDI may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of EFactor and the Shareholders pursuant to Section 9.1, (ii) evidencing the performance of, or compliance by EFactor and the Shareholders with, any covenant or obligation required to be performed or complied with by EFactor or the Shareholders, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Section 9, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

9.8

No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against SDI, EFactor or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

9.9

No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in, EFactor, or (b) is entitled to all or any portion of SDI Shares.

ARTICLE 10.

CONDITIONS PRECEDENT TO THE OBLIGATION OF EFACTOR

AND THE SHAREHOLDERS TO THE CLOSING

The Shareholders' obligation to transfer the Shares and the obligations of EFactor to take the other actions required to be taken by EFactor at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by EFactor and the Shareholders, in whole or in part):

10.1

Accuracy of Representations. The representations and warranties of SDI and SDI Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of SDI and SDI Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

10.2

Performance by SDI.

10.2.1

All of the covenants and obligations that SDI and SDI Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

10.2.2

Each document required to be delivered by SDI and SDI Shareholders pursuant to this Agreement must have been delivered.

10.3

No Force Majeure Event. Since January 25, 2013, there shall not have been any delay, error, failure or interruption in the conduct of the business of any SDI Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

10.4

Certificate of Officer. SDI will have delivered to EFactor a certificate, dated the Closing Date, executed by an officer of SDI, certifying the satisfaction of the conditions specified in Sections 10.1, 10.2. and 10.3.

10.5

Consents.

10.5.1

All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by SDI for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by SDI, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on EFactor or SDI.

10.6

Documents. SDI must have caused the following documents to be delivered to EFactor and/or the Shareholders:

10.7.1

share certificates evidencing each Shareholder's pro rata share of the Closing SDI Shares (as set forth in Exhibit A);

10.7.2

a Officer’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of SDI and each SDI Subsidiary, (B) the resolutions of SDI Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of SDI signing this Agreement and any other agreement or instrument contemplated hereby to which SDI is a party;

10.7.3

each of the Transaction Documents to which SDI is a party, duly executed; and

10.7.4

such other documents as EFactor may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of SDI pursuant to Section 10.1, (ii) evidencing the performance by SDI of, or the compliance by SDI with, any covenant or obligation required to be performed or complied with by SDI, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

10.8

No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against SDI, EFactor or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

10.9

Contingent Liabilities.  The signed certifications from all of the directors of SDI confirming the absence of any hidden or contingent liabilities other than those as disclosed in the Annual Report on Form 10-K of SDI for the fiscal year ended December 31, 2011.

ARTICLE 11.

TERMINATION

11.1

Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

11.1.1

by mutual consent of SDI and the Shareholders (acting jointly);

11.1.2

by SDI, if any of the conditions in Section 9 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of SDI to comply with its obligations under this Agreement) and SDI has not waived such condition on or before the Closing Date; or (ii) by the Shareholders (acting jointly), if any of the conditions in Section 10 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of any Shareholder to comply with its obligations under this Agreement) and the Shareholders (acting jointly) have not waived such condition on or before the Closing Date;

11.1.3

Deliberately Deleted;

11.1.4

by either SDI or the Shareholders (acting jointly), if there shall have been entered a final, non-appealable order or injunction of any Governmental Authority restraining or prohibiting the consummation of the transactions contemplated hereby;

11.1.5

by SDI, if, prior to the Closing Date, EFactor or any Shareholder is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by SDI claiming such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1.5 shall not be available to SDI if SDI is in material breach of this Agreement at the time notice of termination is delivered;

11.1.6

by the Shareholders (acting jointly), if, prior to the Closing Date, SDI is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the Shareholders claiming such breach or, if such breach is not curable within such 10 day period, such longer period of time as is necessary to cure such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1.6 shall not be available to the Shareholders (acting jointly) if any Shareholder is in material breach of this Agreement at the time notice of termination is delivered.

11.2

Effect of Termination.

Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 5.11, 6.11, 11.2, and 13 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of another party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 12.

INDEMNIFICATION; REMEDIES

12.1

Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing and expire on the sixth month anniversary of the Closing (the “Survival Period”). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

12.2

Indemnification by Rector.

12.2.1

From and after the Closing until the expiration of the Survival Period, each of the Rector shall indemnify and hold harmless SDI, EFactor and the Shareholders (collectively, the “EFactor Indemnified Parties”), from and against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (“Damages”) arising, directly or indirectly, from or in connection with:

(a)

any breach of any representation or warranty made by SDI or SDI Shareholders in this Agreement or in any certificate delivered by SDI pursuant to this Agreement; or

(b)

any breach by SDI or SDI Shareholders of any covenant or obligation of SDI in this Agreement required to be performed by SDI or SDI Shareholders on, prior to, or subsequent to the Closing Date.

12.3

Limitations on Amount - SDI. No EFactor Indemnified Party shall be entitled to indemnification pursuant to Section 12, unless and until the aggregate amount of Damages to all EFactor Indemnified Parties with respect to such matters under Section 12 exceeds $10,000, at which time, EFactor Indemnified Parties shall be entitled to indemnification for the total amount of such Damages in excess of $10,000.

12.4

Determining Damages. Materiality qualifications to the representations and warranties of EFactor and SDI shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the baskets set forth in Section 12.3 has been met.

12.5

Breach by Shareholders. Nothing in this Section 12 shall limit SDI's right to pursue any appropriate legal or equitable remedy against Rector with respect to any Damages arising, directly or indirectly, from or in connection with: (a) any breach by Rector of any representation or warranty made by Rector in this Agreement or in any certificate delivered by Rector pursuant to this Agreement or (b)

any breach by Rector of his covenants or obligations in this Agreement.  All claims of SDI pursuant to this Section shall be brought by the Shareholders on behalf of SDI.

ARTICLE 13.

GENERAL PROVISIONS

13.1

Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

13.2

Public Announcements. SDI may, but no later than four business days following the Closing, issue a press release disclosing the transactions contemplated hereby. EFactor and SDI shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

13.3

Confidentiality.

13.3.1

Subsequent to the date of this Agreement, SDI, the Shareholders and EFactor will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

13.3.2

In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 13.3.1, the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 13.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party's information.

13.3.3

If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

13.4

Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to SDI:	With a copy to:
Standard Drilling, Inc. 1640 Terrace Way Walnut Creek, CA 94597 Attention: David S. Rector Email: usendme1@pacbell.net

If to EFactor:	With a copy to:
The E-Factor Corp. 870 Market Street, Suite 828 San Francisco, CA 91402 Attn: Adriaan Reinders, CEO Email: adrie@efactor.com	Taylor and Associates, Inc. 6313 Shenandoah Park Avenue Salt Lake City, UT 84121 Attn. Elliott N. Taylor, Esq. Email: elliott@taylorlaw.org

13.5

Arbitration. Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in San Francisco County, CA in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having proper jurisdiction.

13.6

Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

13.7

Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.8

Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

13.9

Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 8.7 and Section 12.3, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

13.10

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.11

Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

13.12

Governing Law. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

13.13

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Acquisition and Share Exchange Agreement as of the date first written above.

STANDARD DRILLING, INC.

A Nevada corporation

Dated: February 1, 2013

/S/ David S. Rector

By:  David S. Rector

Its:  President

David S. Rector

Dated: February 1, 2013

/S/ David S. Rector

David S. Rector, an individual

THE E-FACTOR CORP.

A Delaware corporation

Dated: February 1, 2013

/S/ Adriaan Reinders

By:  Adriaan Reinders

Its:  Chief Executive Officer

“Creditors”

Dated: February 1, 2013

/S/ David S. Rector

David S. Rector

Dated: February 3, 2013

/S/ Keith Gilmour

Keith Gilmour

EFACTOR SHAREHOLDERS

Dated: February 1, 2013

/S/ Adriaan Reinders

Adriaan Reinders 1

Dated: January 28, 2013

/S/ Arne van Balgoijer

Arne van Balgoijer 2

Dated: January 26, 2013

/S/ Axel Dietz

Axel Dietz

Dated: January 27, 2013

/S/ Eva Hukshorn

Eva Hukshorn

Dated: January 28, 2013

/S/ Harry Sterk

Harry Sterk 3

Dated: January 27, 2013

/S/ Johan Frecken

Johan Frecken 4

Dated: January 27, 2013

/S/ Lodewijk Slippens

Lodewijk Slippens

Dated: February 1, 2013

/S/ Marion Freijsen

Marion Freijsen 5

Dated: January 26, 2013

/S/ Michael Gude

Michael Gude

Dated: January 26, 2013

/S/ Roeland Reinders

Roeland Reinders 6

Dated: January 27, 2103

/S/ Roelef Borggreve

Roelef Borggreve

Dated: January 28, 2013

/S/ Ronny Rosenbaum

Ronny Rosenbaum

Dated: January 28, 2013

/S/ Harry Tseng

AGHEN, B.V.

Dated: January 27, 2013

/S/ Tanja Freijsen

Tanja Freijsen 7

Dated: January 28, 2013

/S/ Winno Pleijsier

Winno Pleijsier

Dated: January 27, 2013

/S/ Robert Wildmore

Robert Wildmore 8

Dated: January 26, 2013

/S/ James E. Solomon

James E. Solomon

Dated: January 27, 2013

/S/ James Noble

James Noble

Dated: January 26, 2013

/S/ Thomas Trainer

Thomas Trainer

Dated: January 26, 2013

/S/ Walter H. Pingel

Walter H. Pingel

(1)

Signatory authority includes 1,080,000 EFactor shares held in name of Linge BV of which shareholder is sole proprietor.

(2)

Signatory authority includes 234,692 EFactor shares held in name Ulysses BV of which shareholder is primary signatory.

(3)

Signatory authority includes 112,500 EFactor shares held in name Sterkom BV of which shareholder is primary signatory.

(4)

Signatory authority includes 147,583 EFactor shares held in name Van Duynhoven Beheer BV of which shareholder is primary signatory.

(5)

Signatory authority includes 1,080,000 EFactor shares held in name Elegio BV of which shareholder is sole proprietor.

(6)

Signatory authority includes 1,080,000 EFactor shares held in name RoelieBoelie BV of which shareholder is sole proprietor.

(7)

Signatory authority includes 45,000 EFactor shares held in name Pilarius BV of which shareholder is sole beneficiary.

(8)

Signatory authority includes 666,667 EFactor shares held in name DASPV Ltd. of which shareholder is primary signatory.

EXHIBIT A

EFACTOR SHAREHOLDERS

Name and Address of Shareholder	Number of EFactor Shares Beneficially Owned	Number of Newly Issued SDI Shares at Closing (Pre-Split)	Estimated Number of SDI Shares Owned at Closing (Post-Split)(1)	Additional Number of Newly Issued SDI Shares (Post-Split)(1)	Total Estimated Number of SDI Shares Owned (Post-Split)(1)	No. of SDI Series A Preferred Shares (2)

Adriaan Reinders[3]	1,166,973	0		0		2,500,000
Arne van Balgoijen[4]	234,692	2,763,485	69,087	1,228,709	1,297,797
Axel Dietz	225,000	2,649,363	66,234	1,177,968	1,244,202
Eva Hukshorn	199,315	2,346,917	58,673	1,043494	1,102,167
Harry Sterk[5]	202,500	2,384,426	59,611	1,060,171	1,119,782
Johan Frecken[6]	147,583	1,737,782	43,445	772,658	816,102
Lodewijk Slippens	225,000	2,649,363	66,234	1,177,968	1,244,202
Marion Freijsen[7]	1,166,973	0		0		2,500,000
Michael Gude	63,778	750,982	18,775	333,904	352,679
Roeland Reinders[8]	1,131,973	13,328,920	333,223	5,926,346	6,259,569
Roelef Borggreve	171,839	2,023,395	50,585	899,648	950,233
Ronny Rosenbaum	6,474	76,231	1,906	33,894	35,800
Aghen B. V.	225,000	2,649,363	66,234	1,177,968	1,244,202
Tanja Freijsen[9]	90,000	1,059,745	26,494	471,187	497,681
Winno Pleijsier	112,500	1,324,681	33,117	588,984	622,101
Robert Wildmore[10]	666,667	7,849,976	196,248	3,490,281	3,686,528
James E. Solomon	91,891	1,082,012	27,050	481,087	508,138
James Noble	315,000	3,709,108	92,728	1,649,155	1,741,883
Thomas Trainer	86,041	1,013,128	25,328	450,460	475,788
Walter H. Pingel	51,051	601,123	15,028	267,273	282,301

Total	6,580,250	50,000,000	1,250,000	22,231,155	23,481,155	5,000,000

(1)

After the Closing SDI intends to effect a 40-for-1 reverse stock split, after which additional shares of SDI’s common stock will be issued to the Shareholders to make their total shares of SDI common stock owned equal to their pro rata portion of SDI’s common stock if all shareholders of EFactor exchange their shares in EFactor into that number of shares of SDI common stock that would give all the EFactor shareholders a total of 98% of SDI’s common stock. Actual number of shares may vary from the number indicated in the table due to rounding or other factors related associated implementing the recapitalization.

(2)

For each holder of the Series A Convertible Preferred Stock, one-half of their 2,500,000 shares of Series A Convertible Preferred Stock will be automatically converted into 6,543,111 shares of the Company’s common stock on the effective date of, and after giving effect to, a 40-for-1 reverse stock split of the Company’s common stock. After one-half of the shares of Series A Preferred Stock are converted to common stock, the remaining shares of Series A Preferred Stock shall not be convertible.

(3)

Beneficial ownership includes 1,080,000 EFactor shares held in name of Linge BV of which shareholder is sole proprietor.

(4)

Beneficial ownership includes 234,692 EFactor shares held in name Ulysses BV of which shareholder is primary signatory.

(5)

Beneficial ownership includes 112,500 EFactor shares held in name Sterkom BV of which shareholder is primary signatory.

(6)

Beneficial ownership includes 147,583 EFactor shares held in name Van Duynhoven Beheer BV of which shareholder is primary signatory.

(7)

Beneficial ownership includes 1,080,000 EFactor shares held in name Elegio BV of which shareholder is sole proprietor.

(8)

Beneficial ownership includes 1,080,000 EFactor shares held in name RoelieBoelie BV of which shareholder is sole proprietor.

(9)

Beneficial ownership includes 45,000 EFactor shares held in name Pilarius BV of which shareholder is sole beneficiary.

(10)

Beneficial ownership includes 666,667 EFactor shares held in name DASPV Ltd. of which shareholder is primary signatory.

EXHIBIT B

CERTIFICATE OF DESIGNATION

OF THE RIGHTS, PREFERENCES, PRIVILEGES

AND RESTRICTIONS, WHICH HAVE NOT BEEN SET

FORTH IN THE CERTIFICATE OF INCORPORATION

OR IN ANY AMENDMENT THERETO,

OF THE

SERIES A CONVERTIBLE PREFERRED STOCK

OF

STANDARD DRILLING, INC.

The undersigned, David S. Rector, does hereby certify that:

A.

He is the President and Secretary of Standard Drilling, Inc., a Nevada corporation (the “Company”).

B.

Pursuant to the Unanimous Written Consent of the Board of Directors of the Company dated February 1, 2013, the Board of Directors duly adopted the following resolutions:

WHEREAS, the Certificate of Incorporation of the Company authorizes a class of stock designated as Preferred Stock, with a par value of $0.001 per share (the “Preferred Class”), comprising Ten Million (10,000,000) shares and provides that the Board of Directors of the Company may fix the terms, including any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of any redemption, redemption, redemption price or prices, and liquidation preferences, if any, of the Preferred Class;

WHEREAS, the Corporation has not previously established any series of preferred stock;

WHEREAS, the Board of Directors believes it is in the best interests of the Company to create a series of preferred stock consisting of Five Million (5,000,000) shares and designated as the “Series A Convertible Preferred Stock” having certain rights, preferences, privileges, restrictions and other matters relating to the Series A Convertible Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating do the Series A Convertible Preferred Stock as follows:

1.

Definitions.  For purposes of this Certificate of Designation, the following definitions shall apply:

1.1

“Available Funds and Assets” shall have the meaning set forth in Section 3.

1.2

“Board” shall mean the Board of Directors of the Company.

1.3

“Common Stock” shall mean the Common Stock, $0.001 par value per share, of the Company.

1.4

“Common Stock Dividend” shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

1.5

“Company” shall mean Standard Drilling, Inc., a Nevada corporation.

1.6

“Conversion Date” shall have the meaning set forth in Section 4(b).

1.7

“Distribution” shall mean the transfer of cash or property by the Company to one or more of its stockholders without consideration, whether by dividend or otherwise (except a dividend in shares of Company’s stock).

1.8

“Original Issue Date” shall mean the date on which the first share of Series A Convertible Preferred Stock is issued by the Company.

1.9

“Original Issue Price” shall mean $1.00 per share for the Series A Convertible Preferred Stock.

1.10

“Series A Convertible Preferred Stock” shall mean the Series A Convertible Preferred Stock, $0.001 par value per share, of the Company.

1.11

“Subsidiary” shall mean any corporation or limited liability company of which at least fifty percent (50%) of the outstanding voting stock or membership interests, as the case may be, is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations.

2.

Dividend Rights.

2.1

In each calendar year, the holders of the then outstanding Series A Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Company legally available therefore, noncumulative dividends in an amount equal to any dividends or other Distribution on the Common Stock in such calendar year (other than a Common Stock Dividend).  No dividends (other than a Common Stock Dividend) shall be paid, and no Distribution shall be made, with respect to the Common Stock unless dividends in such amount shall have been paid or declared and set apart for payment to the holders of the Series A Convertible Preferred Stock simultaneously.  Dividends on the Series A Convertible Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Convertible Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on the Series A Convertible Preferred Stock, except for such rights or interest that may arise as a result of the Company paying a dividend or making a Distribution on the Common Stock in violation of the terms of this Section 2.

2.2

Participation Rights. Dividends shall be declared pro rata on the Common Stock and the Series A Convertible Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Series A Convertible Preferred Stock is to be treated for this purpose as holding the number of shares of Common Stock to which the holders thereof would be entitled if they converted their shares of Series A Convertible Preferred Stock at the time of such dividend in accordance with Section 4 hereof.

2.3

Non-Cash Dividends. Whenever a dividend or Distribution provided for in this Section 2 shall be payable in property other than cash (other than a Common Stock Dividend), the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

3.

Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the Company; whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company’s shareholders (the “Available Funds and Assets”) shall be distributed to shareholders in the following manner:

3.1

Series A Convertible Preferred Stock. The holders of each share of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock or subsequent series of preferred stock, and in equal preference with any prior series of preferred stock, an amount per share equal to the Original Issue Price of the Series A Convertible Preferred Stock plus all declared but unpaid dividends on the Series A Convertible Preferred Stock.  If upon any liquidation, dissolution or winding up of the Company, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series A Convertible Preferred Stock of their full preferential amount as described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Convertible Preferred Stock pro rata, according to the number of outstanding shares of Series A Convertible Preferred Stock held by each holder thereof.

3.2

Participation Rights.  If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Convertible Preferred Stock of their full preferential amounts described above in this Section 3, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock and Preferred Stock pro rata according to the number and preferences of the shares of Common Stock and Preferred Stock (as converted to Common Stock) held by such holders.

3.3

Merger or Sale of Assets. A reorganization or any other consolidation or merger of the Company with or into any other corporation, or any other sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 3, and the Series A Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii)

the rights contained in the General Corporation Law of the State of Nevada and (iii) the rights contained in other Sections hereof.

3.4

Non-Cash Consideration. If any assets of the Company distributed to shareholders in connection with any liquidation, dissolution or winding up of the Company are other than cash, then the value of such assets shall be their fair market value as determined by the Board, except that any securities to be distributed to shareholders in a liquidation, dissolution or winding up of the Company shall be valued as follows:

(a)

The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

(i)

if the securities are then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and,

(ii)

if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the distribution; and

(iii)

if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

(b)

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs (a)(i), (ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board.

4.

Conversion Rights.

(a)

Mandatory Conversion of Preferred Stock.   For the holders of the 5,000,000 shares of Series A Preferred Stock one-half of the shares of Series A Convertible Preferred Stock they own will be automatically converted into 12,906,222 shares of the Company’s common stock on the effective date of, and after giving effect to, a 40-for-1 reverse stock split of the Company’s common stock.

(b)

Voluntary Conversion of Preferred Stock.  After one-half of the shares of Series A Preferred Stock are converted to common stock in connection with Section 4(a), above, the remaining shares of Series A Preferred Stock shall not be convertible.

(c)

No Fractional Shares.  No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Convertible Preferred Stock.  If more than one share of Series A Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered.  Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Company’s Board of Directors.

(d)

Payment of Taxes for Conversions. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion pursuant hereto of Series A Convertible Preferred Stock.  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

(e)

Reservation of Common Stock.  As soon as practicable after the issuance of shares of Series A Convertible Preferred Stock, the Company shall increase its authorized Common Stock (and/or reverse split its outstanding common stock) to allow for the conversion of all outstanding shares of Series A Convertible Preferred Stock into Common Stock.  Thereafter, the Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of all series of preferred stock from time to time outstanding.

(f)

Registration or Listing of Shares of Common Stock.  If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Convertible Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

(g)

Status of Common Stock Issued Upon Conversion.  All shares of Common Stock which may be issued upon conversion of the shares of Series A Convertible Preferred Stock will upon issuance by the Company be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

(h)

Status of Converted Preferred Stock.  In case any shares of Series A Convertible Preferred Stock shall be converted pursuant to this Section 4, the shares so converted shall be canceled and shall not be issuable by the Company.

5.

Adjustment of Conversion Price.

(a)

General Provisions.  In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Company as an entirety to any other person, the shares of Series A Convertible Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition it had converted its shares of Series A Convertible Preferred Stock into Common Stock.  The provisions of this section 5(a) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.  The provisions of this section 5 shall not affect the automatic or voluntary conversion of the Series A Convertible Preferred Stock in the event of a forward or reverse stock split.  The automatic conversion terms of the Series A Convertible Preferred Stock will not be effected by a reverse or forward stock split, but shall remain at the set amount for the automatic conversion terms .

(b)

No Impairment.  The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including amending this Certificate of Designation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Convertible Preferred Stock against impairment.  This provision shall not restrict the Company from amending its Articles of Incorporation in accordance with the General Corporation Law of the State of Nevada and the terms hereof.

6.

Redemption.  The Company shall not have any redemption rights relating to the Series A Convertible Preferred Stock.

7.

Notices.  Any notices required by the provisions of this Certificate of Designation to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Company.

8.

Voting Provisions.  Each share of Series A Convertible Preferred Stock shall be entitled to twenty-five (25) votes on any matter properly brought before the Company’s common stockholders for a vote.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series A Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto this 1st day of February, 2013.

By:

/S/ David S. Rector

David S. Rector, President

By:

/S/ David S. Rector

David S. Rector, Secretary

EXHIBIT C

FORM OF DEBT FORGIVENESS AND RELEASE

DEBT FORGIVENESS

WHEREAS, the undersigned is owed, as of February _, 2013, the amount listed below from Standard Drilling, Inc. (“SDI”), for the reasons listed below (the “Obligation”);

WHEREAS, the undersigned is aware of that certain Acquisition and Share Exchange Agreement (the “Share Exchange Agreement”) entered into by and between SDI, The E-Factor Corp., a Delaware corporation (“E-Factor”), and certain shareholders of E-Factor (the “Share Exchange Agreement”);

WHEREAS, the undersigned is owed $_________ from SDI for services rendered to SDI (the “Debt”);

WHEREAS, the undersigned desires to extinguish the Debt in exchange for the SDI Shares;

WHERAS, in connection with the Closing of the transactions contemplated by this Agreement, SDI shall issue 6,500,000 shares of its common stock to the undersigned in full satisfaction of the Debt (the “Creditor Shares”).

NOW, THEREFORE, effective at the closing of the transactions under the Share Exchange Agreement, the undersigned consents and agrees to the following:

1.

The Debt will be extinguished in exchange for the Creditor Shares.

2.

The undersigned will execute any additional documents required by SDI and/or E-Factor to effect and confirm the debt forgiveness.

The Undersigned:  David S. Rector

Dated: ______________________
David S. Rector

DEBT FORGIVENESS

WHEREAS, the undersigned is owed, as of February _, 2013, the amount listed below from Standard Drilling, Inc. (“SDI”), for the reasons listed below (the “Obligation”);

WHEREAS, the undersigned is aware of that certain Acquisition and Share Exchange Agreement (the “Share Exchange Agreement”) entered into by and between SDI, The E-Factor Corp., a Delaware corporation (“E-Factor”), and certain shareholders of E-Factor (the “Share Exchange Agreement”);

WHEREAS, the undersigned is owed $_________ from SDI for services rendered to SDI (the “Debt”);

WHEREAS, the undersigned desires to extinguish the Debt in exchange for the SDI Shares;

WHERAS, in connection with the Closing of the transactions contemplated by this Agreement, SDI shall issue 3,500,000 shares of its common stock to the undersigned in full satisfaction of the Debt (the “Creditor Shares”).

NOW, THEREFORE, effective at the closing of the transactions under the Share Exchange Agreement, the undersigned consents and agrees to the following:

1.

The Debt will be extinguished in exchange for the Creditor Shares.

2.

The undersigned will execute any additional documents required by SDI and/or E-Factor to effect and confirm the debt forgiveness.

The Undersigned:  Patrick Gilmoure

Dated: ______________________
Patrick Gilmoure

SCHEDULES

TO

ACQUISITION AND SHARE EXCHANGE AGREEMENT

All capitalized terms used but not defined herein shall have the meaning described to them in the Acquisition and Share Exchange Agreement, dated as of February 1, 2013, by and among Standard Drilling, Inc., a Nevada corporation, David S. Rector, an individual, the persons listed on Exhibit A thereto, and EFactor Corp., a Nevada corporation.

SCHEDULE 4.1.5

BROKERS OR FINDERS OF SHAREHOLDERS

None

SCHEDULE 5.1

COMPANY JURISDICTIONS

(Jurisdiction of Organization)

Delaware

SCHEDULE 5.2

SUBSIDIARIES

EFactor has the following wholly-owned and majority owned subsidiaries as indicated:

Parent Company	Name of Subsidiary	Domicile	Ownership
Standard Drilling, Inc.
	The E-Factor Corp.	Delaware	Majority
The E-Factor Corp
	EQmentor	Delaware	Wholly

SCHEDULE 5.7.1

OPTIONS

There are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating EFactor to issue any shares of its Common Stock or any other Equity Security of EFactor, except the following:

Reserved for Stock Plan:	768,020

SCHEDULE 5.7.2

REDEMPTION REQUIREMENTS

None

SCHEDULE 5.7.3

LIENS ON SHARES

None

SCHEDULE 5.9

COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS

None.

SCHEDULE 5.10

CERTAIN PROCEEDINGS

Eric Bobo vs. Izzy Justice, EQmentor and The E-Factor Corp., Superior Court of Mecklenbury County, North Carolina Business Court, Case No. 12 CVS 21548

The above-captioned case seeks damages for breach of contract, violation of wage and hour laws, unjust enrichment, and breach of fiduciary duty related to the alleged treatment of Plaintiff’s stock and stock options during the merger between Defendant EQmentor, Inc., a Delaware corporation (“EQmentor”), and EFactor.  In addition to alleging breach of contract and wage and hour violations relating to purported compensation in the form of stock and stock options, the Complaint also alleges that the individual defendant, who was the manager and majority shareholder of EQmentor, breached his fiduciary duty to the Plaintiff, as an EQmentor shareholder, by engaging in “self-dealing” and failing to present the transaction between EQmentor and EFactor to a shareholder vote.

EFactor (and its subsidiary EQmentor) have successfully moved the case to the North Carolina Business Court. EFactor has also sent a notice to Mr. Justice, the former CEO of EQmentor that all damages and costs shall be recouped from any outstanding sums still owed to Mr. Justice as per the Merger Agreement and subsequent Release documentation. It is our opinion that EFactor is wrongly named in this case, as it was not party to the agreements between Mr. Bobo and Mr. Justice and had not been informed of any such arrangements by Mr. Justice or his counsel during either Due Diligence or other merger disclosures and discussions.

SCHEDULE 5.11

BROKERS OR FINDERS

None

SCHEDULE 6.1

JURISDICTIONS

Incorporated in the State of Nevada

SCHEDULE 6.2

OWNERSHIP INTEREST

None

SCHEDULE 6.8.1

CAPITALIZATION AND RELATED MATTERS

See SEC documents or otherwise.

SCHEDULE 6.8.2

NO REDEMPTION REQUIREMENTS

None

SCHEDULE 6.8.4

SUBSIDIARIES

None

SCHEDULE 6.10

CERTAIN PROCEEDINGS

None

SCHEDULE 6.11

BROKERS OR FINDERS

None

SCHEDULE 6.12

ABSENCE OF UNDISCLOSED LIABILITIES

None

SCHEDULE 6.13

CHANGES

None

SCHEDULE 6.13.5

CAPITAL STOCK

None

SCHEDULE 6.13.9

DISCHARGED LIABILITIES

None

SCHEDULE 6.13.10

INDEBTEDNESS

At December 31, 2011 SDI balance sheet includes approximately $263,374 of contingent liabilities, including $202,874 in property taxes owed to the state of Texas, relating to the 2007 fiscal year, a related judgment payable in the amount of $8,325 dated June 30, 2009, and related accrued interest. As of the Closing date these contingent liabilities are approximately $275,226.22.

On July 31, 2012 SDI received $2,000 proceeds from a related party in the form of an advance payable.  The advance payable is unsecured, bears no interest, and is due on demand.

SCHEDULE 6.13.14

AGREEMENTS

None.

SCHEDULE 6.15.1

AGREEMENTS

None

SCHEDULE 6.15.2

None

SCHEDULE 6.16.1

Tax Returns

Attached, if any.

SCHEDULE 6.18

INSURANCE

No refusal or Notice of Cancellation

SCHEDULE 6.19

LITIGATION

On July 26, 2010, we filed a lawsuit against Prentis Tomlinson and PBT Capital Partners (“PBT”) in the 151st Judicial District Court of Harris County, Texas, Case No. 2010-46137, seeking damages for breach of contract, negligent misrepresentation, fraud, unjust enrichment, fiduciary misconduct, exemplary damages, and declaratory judgment with respect to certain agreements entered into between Mr. Tomlinson, PBT and the Company. On January 24, 2012 we consummated a Settlement Agreement with Mr. Tomlinson and PBT whereby Mr. Tomlinson and PBT agreed to resolve a certain liability from Johnson County, Texas and pay us a total of $115,000 in the form of seven payments, the last of which was due on July 30, 2012.  We received only the first payment of $15,000 in January, 2012.

            On April 2, 2012 we obtained a Final Agreed Judgment whereby the District Court of Harris County, Texas, 151st Judicial District, ordered and decreed Mr. Tomlinson and PBT to pay us $351,626.30, pursuant to the Settlement Agreement.  In addition, the judgment ordered Tomlinson and PBT to pay the Company $5,000 for attorney fees incurred and that the entire judgment total should accrue interest at a rate of 5.0% per annum.  Furthermore, we are entitled to a total of $15,000 in attorney’s fees incurred in the enforcement and collection of the judgment.

SCHEDULE 6.21

INTERESTED PARTY TRANSACTIONS

SDI and EFactor acknowledge that SDI currently has a judgment receivable of approximately $100,000. As consideration for services performed by Mr. David Rector the first amounts collected on the judgment receivable in excess of the accounts payable will be paid to Mr. Rector up to a maximum of $25,000. If no amount is collected in excess of the accounts payable assumed no obligation exists to Mr. Rector for his services.

SCHEDULE 6.22

BANK ACCOUNTS AND SAFE DEPOSIT BOXES

SCHEDULE 6.24

Material Liabilities

As of the Closing SDI has the following material liabilities and/or accounts payable:

Accounts Payable	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
513593 BC LTD.	0.00	0.00	0.00	0.00	0.00	0.00
Crouch & Ramey	3,630.28	0.00	0.00	0.00	14,501.33	18,131.61
DAVID STEPHEN GROUP	0.00	0.00	0.00	0.00	0.00	0.00
DAVID STEPHEN GROUP (Vendor)	0.00	0.00	0.00	0.00	0.00	0.00
Gibb & Jones	0.00	0.00	0.00	0.00	0.00	0.00
INCORP SERVICES	0.00	0.00	0.00	0.00	0.00	0.00
J & J CONSULTANTS	0.00	1,845.00	0.00	0.00	6,183.75	8,028.75
LOEV CORPORATE FILINGS	0.00	0.00	0.00	0.00	0.00	0.00
M&K	0.00	0.00	0.00	0.00	0.00	0.00
Pacific Stock Transfer	119.00	(1,907.26)	0.00	0.00	2,477.00	688.74
Pearlman Scheider LLP	1,975.03	0.00	0.00	0.00	1,172.14	3,147.17
SCHNEIDER WEINBERGER & BEILLY	0.00	0.00	0.00	0.00	1,616.58	1,616.58
TOTAL	5,724.31	(62.26)	0.00	0.00	25,950.80	31,612.85

SCHEDULE 6.23

INTELLECTUAL PROPERTY

None

SCHEDULE 6.27.1

STOCK OPTION PLANS; EMPLOYEE BENEFITS

On or about June 19, 2008, the SDI Board of Directors approved the issuance of options to purchase 1,000,000 shares of the SDI’s common stock at an exercise price of $0.125 per share for (5) five years to the SDI’s President and Chief Executive Officer, David S. Rector.

SCHEDULE 6.28

ENVIRONMENTAL MATTERS

Not applicable